UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007

General Components, Inc.
(Exact name of registrant as specified in charter)
Nevada	000-33483	88-0496645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1503, Sino Plaza, Causeway Bay, Hong Kong (Address of Principal Executive Offices)	n/a (Zip Code)

Registrant’s telephone number, including area code: 852-2167-8298

______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 27, 2007, General Components, Inc. (“General Components” or the “Company”), Magical Insight Investments Limited (“Magical Insight”) and Beijing Hi-Tech Wealth Investment and Development Company Limited (“Beijing Hi-Tech Wealth”) consummated the transactions contemplated by the Asset Purchase Agreement dated February 8, 2007, as amended on February 15, 2007 (as so amended, the “Asset Purchase Agreement”) pursuant to which Magical Insight purchased the approximate 8% interest it did not already own in the registered capital of Beihai Hi-Tech Wealth Technology Development Co. Ltd., its primary operating subsidiary in the People’s Republic of China, in exchange for 3,000,000 shares of common stock of General Components. General Components contributed 3,000,000 shares of its common stock to Magical Insight, which contribution was recorded as an increase in the share capital of Magical Insight equal to the fair market value of such shares on the date of contribution.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

2.1 Asset Purchase Agreement dated as of February 8, 2007 (incorporated by reference to Exhibit 2.2 to Current Report on Form 8-K dated February 8, 2007).

2.2 Amendment to Asset Purchase Agreement dated February 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMPONENTS, INC.

Dated: April 6, 2007	By:	/s/ Ma Qing
Name: Ma Qing
Title: Treasurer and Chief Financial Officer